Exhibit 99.1
Directed Electronics Acquires Astroflex
Acquisition to Strengthen Directed’s Leadership in Vehicle Remote Start
Company Expects Acquisition to be Slightly Accretive in 2006
Vista, California (May 9, 2006) — Directed Electronics, Inc. (NASDAQ: DEIX), the largest designer and marketer of consumer branded vehicle security and convenience systems in the United States based on sales and a major supplier of home audio, mobile audio and video, and satellite radio products, announced that it has acquired substantially all of the assets of Astroflex, Inc., a prominent vehicle remote start supplier based in Canada. For fiscal year 2006, Directed expects the acquisition to add in excess of $5.5 million dollars in gross product sales and be slightly accretive to earnings. The Company will be providing further detail regarding this transaction on its earnings call on May 15, 2006.
     Located in Sherbrooke, Quebec, Astroflex was founded in 1989 and was privately owned by Jean Desmarais, who will continue to lead the company under Directed’s ownership. Astroflex has created a strong market position in key U.S. and Canadian markets by offering high quality, premium vehicle remote start products supported by outstanding technical service and support to its dealers, distributors, and consumers.
     According to Jim Minarik, President and CEO of Directed, “The acquisition of Astroflex will further strengthen our leadership in the growing remote start category by adding another premium product line to our existing portfolio of brands which includes Viper, Python, Clifford, and others. This is a strategic acquisition for Directed that complements our long-term relationship with our Canadian distributor.” Mr. Minarik added, “We are particularly pleased to announce this acquisition as it demonstrates our ability to continue executing on our strategy of making complementary and accretive acquisitions.”
     Astroflex’s founder and President, Jean Desmarais, added, “Over the last 15 years, we have worked closely with our customers and sales force to create a professionally installed remote start product offering which is attractive to consumers and profitable for our dealers. We expect to continue this same tradition under Directed’s ownership while simultaneously leveraging Directed’s industry expertise to further expand our market position. We believe Directed is a perfect partner for Astroflex, our employees and customers, and we are very excited to join the team.”

About Directed Electronics, Inc.
Directed Electronics is the largest designer and marketer of consumer branded vehicle security and convenience systems in the United States based on sales and a major supplier of home audio, mobile audio and video, and satellite radio products. As the sales leader in the vehicle security and convenience category, Directed offers a broad range of products, including security, remote start, hybrid systems, GPS tracking and navigation, and accessories, which are sold under its Viper(R), Clifford(R), Python(R), and other brand names. In the home audio market, Directed designs and markets award-winning Definitive Technology(R) and a/d/s/(R) premium loudspeakers. Directed’s mobile audio products include speakers, subwoofers, and amplifiers sold under its Orion(R), Precision Power(R), Directed Audio(R), a/d/s/(R), and Xtreme(R) brand names. Directed also markets a variety of mobile video systems under the Directed Video(R), Directed Mobile Media(R) and Automate(R) brand names. Directed also markets and sells certain SIRIUS-branded satellite radio products, with exclusive distribution rights for such products to Directed’s existing U.S. retailer customer base.
Forward-Looking Statements
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as “may,” “should,” “might,” “believe,” “expect,” “anticipate,” “estimate” and similar words, although some may be expressed differently. Forward-looking statements in this release include, but are not limited to, statements as to expected net sales, the expected effect on earnings, the effect of investments in the business as well as the effect of growth strategies. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Directed to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include competition in the consumer electronics industry, development of new products and changing demand of customers, reliance on certain key customers, adverse developments affecting SIRIUS Satellite Radio, challenge of the Company’s pricing and promotional practices, reliance on certain manufacturers and their ability to maintain satisfactory delivery schedules, disruption in supply chain, shortages of components and materials, disruption in imports, quality installation of products by customers, significant product returns or product liability claims, compliance with various state and local regulations, remediation of any internal control deficiencies and identified material weaknesses in internal control over financial reporting, risks with international operations, integration of acquired businesses, claims related to intellectual property, ability to service debt obligations, disruption in distribution centers, decline in consumer spending, outcome of existing litigation, dependence on senior management, and ability to realize on investments made in the business. Certain of these factors, as well as various additional factors, are discussed from time to time in the reports filed by Directed with the Securities and Exchange

Commission, including the Form 10-K for the year ended December 31, 2005. Directed disclaims any intent or obligation to update these forward-looking statements.
Contacts:
John D. Morberg
Vice President — Finance and
Chief Financial Officer
Phone: (760) 598-6200
Kevin Duffy
Sr. Vice President — Strategy,
Corporate Development and Investor Relations
Phone: (760) 598-6200
John Mills/Allyson Pooley
Integrated Corporate Relations
Phone: (310) 395-2215

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